Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Targeted Medical Pharma, Inc.., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K/A for the year ended December 31, 2011 (the “Form 10-K/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 16, 2012	By:	/s/ William E. Shell
William E. Shell, CEO

Dated: July 16, 2012	By:	/s/ Ronald W. Rudolph
Ronald W. Rudolph, CFO

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Targeted Medical Pharma, Inc. and will be retained by Targeted Medical Pharma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.